UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2007

CASTLE BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32849 (Commission File Number)	41-2103550 (I.R.S. Employer Identification No.)

570 Lexington Avenue, 29th Floor
New York, New York 10022
(Address of principal executive offices)

(646) 356-0200
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Second Amended and Restated Employment Agreement with Mark Andrews

On November 13, 2007, Castle Brands Inc. (the “Company”) entered into a Second Amended and Restated Employment Agreement with Mr. Mark Andrews (the “Andrews Employment Agreement”), pursuant to which, effective November 15, 2007, Mr. Andrews will cease to serve as Chief Executive Officer of the Company, but retained his position as Chairman of the Company’s Board of Directors (the “Board”). Pursuant to the terms of the Andrews Employment Agreement, Mr. Andrews will serve as non-executive Chairman Chief Executive Officer through May 1, 2010, and will receive a base salary of $298,267 per annum through November 15, 2008, after which his base salary shall be reduced to $100,000 per annum. In addition, Mr. Andrews will be eligible to receive incentive bonuses, as determined by the Compensation Committee of the Board (the “Compensation Committee”), and any other employee benefits provided by the Company. Mr. Andrews will continue serving as the Principal Executive Officer of the Company through November 15, 2007.

Resignation of Keith A. Bellinger

On November 12, 2007, the Company accepted the resignation of Mr. Keith A. Bellinger as President and Chief Operating Officer of the Company, to be effective as of November 15, 2007. Mr. Bellinger will not receive any severance payments in connection with his resignation, but the Company will continue Mr. Bellinger’s benefits coverage under COBRA for 18 months following the effective date of the termination of his employment. Mr. Bellinger will continue to serve as a director of the Company. Mr. Bellinger will continue serving as the Principal Financial Officer of the Company through November 15, 2007.

Employment Agreement with Donald Marsh

On November 13, 2007, the Company also entered into an Employment Agreement (the “Marsh Employment Agreement”) with Mr. Donald Marsh, 61, pursuant to which, effective November 15, 2007, Mr. Marsh will serve as President and Chief Operating Officer of the Company. Mr. Marsh will also serve as the Principal Executive Officer of the Company subject to confirmation by the Board. The Marsh Employment Agreement provides for a current annual base salary of $320,000, with increases in the sole discretion of the Compensation Committee. The Marsh Employment Agreement also includes a signing bonus of $100,000, incentive performance bonuses of up to 110% of the annual base salary upon successful achievement of goals and objectives agreed upon by Mr. Marsh and the Compensation Committee, of which 60% is guaranteed for each year of the contract. The Marsh Employment Agreement also provides that Mr. Marsh is entitled to options to purchase our common stock to the extent granted by the Compensation Committee. In connection with his employment, the Compensation Committee granted Mr. Marsh options to purchase 250,000 shares of common stock of the Company at an exercise price of $3.09 per share under the Company's 2003 Stock Incentive Plan, as amended.

If the Company does not offer to renew the Marsh Employment Agreement after the expiration of its term on March 31, 2009, Mr. Marsh is entitled to six months salary and benefits. Mr. Marsh is also entitled to 12 months salary, and his annual incentive bonus (pro rated after his first year), based on the portion of the year in which Mr. Marsh was employed and accelerated vesting of a pro rata portion of any of his unvested stock options for the number of full calendar months that have elapsed from the last vesting date through the date of termination if (1) his employment is terminated by the Company without cause or by Mr. Marsh for “good reason” and (2) Mr. Marsh complies with the provisions of the Employment Agreement relating to confidentiality, discoveries and improvements, non-solicitation, non-competition and non-disparagement.

The Company may terminate Mr. Marsh at any time for “cause” with 30 days prior written notice. Mr. Marsh may terminate his employment for any reason upon 60 days’ notice to the Company. No payments, other than payments for base salary already earned as of the date of termination, will be payable to Mr. Marsh upon termination by the Company for cause or by Mr. Marsh voluntarily.

Mr. Marsh has served as a consultant to the Company since March 2007. Prior to his engagement with the Company, during which time the Company paid Mr. Marsh consulting fees of $24,000 per month, with payments through November 15, 2007 totaling approximately $208,000. Prior to his engagement with the Company, Mr. Marsh was Chief Financial Officer and head of corporate development for Commonwealth Industries Inc. (aluminum rolling mills) from July 1996 until December 2005.

Amended and Restated Employment Agreement with Alfred J. Small

On November 13, 2007, the Company entered into an Amended and Restated Employment Agreement (the “Small Employment Agreement”) with its Vice President – Controller and principal accounting officer, Mr. Alfred J. Small, pursuant to which Mr. Small will serve as the Company’s Chief Financial Officer of the Company. Mr. Small will also serve as the Principal Financial Officer of the Company subject to confirmation by the Board. The Small Employment Agreement provides for an annual base salary of $175,000, increasing to $195,000 after one year, with additional increases in the sole discretion of the Compensation Committee. This Small Employment Agreement also includes incentive performance bonuses of up to 60% of the annual base salary upon successful achievement of goals and objectives agreed upon by Mr. Small and the Compensation Committee. The Small Employment Agreement also provides that Mr. Small is entitled to options to purchase our common stock to the extent granted by the Compensation Committee.

If the Company does not offer to renew the Small Employment Agreement after the expiration of its term on March 20, 2010, Mr. Small is entitled to six months salary and benefits. Mr. Small is also entitled to 12 months salary, a pro rated portion of his annual incentive bonus, if any, based on the portion of the year in which Mr. Small was employed and accelerated vesting of a pro rata portion of any of his unvested stock options for the number of full calendar months that have elapsed from the last vesting date through the date of termination if (1) his employment is terminated by the Company without cause or by Mr. Small for “good reason” and (2) Mr. Small complies with the provisions of the Small Employment Agreement relating to confidentiality, discoveries and improvements, non-solicitation, non-competition and non-disparagement.

The Company may terminate Mr. Small at any time for “cause” with 30 days prior written notice. Mr. Small may terminate his employment for any reason upon 60 days’ notice to the Company. No payments, other than payments for base salary already earned as of the date of termination, will be payable to Mr. Small upon termination by the Company for cause or by Mr. Small voluntarily.

The descriptions of the Andrews Employment Agreement, the Marsh Employment Agreement and the Small Employment Agreement are not complete and are each qualified in their entirety by reference to the complete text of each such document, which are filed as Exhibits 10.77, 10.78 and 10.79, respectively, to this current report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.77	Second Amended and Restated Employment Agreement, dated as of November 13, 2007, by and between Castle Brands Inc. and Mark Andrews

10.78	Employment Agreement, dated as of November 13, 2007, by and between Castle Brands Inc. and Donald Marsh

10.79	Amended and Restated Employment Agreement, dated as of November 13, 2007, by and between Castle Brands Inc. and Alfred J. Small

99.1	Press Release dated November 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2007

CASTLE BRANDS INC.
By:	/s/ Mark Andrews
Name: Mark Andrews Title: CEO and Chairman

EXHIBIT INDEX

Exhibit No.	Description

10.77	Second Amended and Restated Employment Agreement, dated as of November 13, 2007, by and between Castle Brands Inc. and Mark Andrews

10.78	Employment Agreement, dated as of November 13, 2007, by and between Castle Brands Inc. and Donald Marsh

10.79	Amended and Restated Employment Agreement, dated as of November 13, 2007, by and between Castle Brands Inc. and Alfred J. Small

99.1	Press Release dated November 13, 2007